UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2012

Access Plans, Inc.

(Exact name of registrant as specified in its charter)

OKLAHOMA	000-30099	27-1846323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 36th Avenue NW, Suite 105, Norman, OK 73072

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (405) 579-8525

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On February 17, 2012, Access Plans, Inc. (“Access Plans”) and Reliant Financial Group, LLC (“Reliant”) entered into the Stock Purchase Agreement (the “Sale Agreement”), providing for the sale of Access Plans’ subsidiary, America’s Health Care/Rx Plan Agency, Inc. (“AHCP”) to Reliant. Access Plans’ Insurance Marketing Division activities were principally conducted by AHCP.

The sale of AHCP was completed on February 22, 2012 (the “Closing Date”). The $1.85 million purchase price was paid in a combination of $.35 million in cash and Access Plans receipt of Reliant’s promissory note in the principal amount of $1.5 million. The purchase price is subject to adjustment in the event the current assets are less than or greater than current liabilities of AHCP and its subsidiary on the Closing Date. To the extent current liabilities exceed current assets, Access Plans agreed to pay Reliant an amount equal to excess. Alternatively, to the extent current assets exceed current liabilities, the principal amount of the promissory note will be reduced by an amount equal to the excess.

The principal amount of the promissory note, subject to adjustment, is payable in three installments of $.4 million by March 22, 2013, $.5 million by March 22, 2014 and $.6 million on March 22, 2015, in each case plus accrued interest at the rate of 5% per annum. The promissory note is secured by the 10,000 shares of AHCP common stock, subject to release as security upon Reliant’s payment of each of the first and second installment payments and the occurrence of certain other events.

Each of Reliant and Access Plans made representations and warranties in the Purchase Agreement that expired on the Closing Date and agreed to certain covenants and agreements that expire by the earlier of their terms or February 22, 2014.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby contained in this Item 1.01 does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the Merger Agreement, a copy of which is attached as Exhibit 2.1 and incorporated herein by reference.

The Purchase Agreement has been included in this report to provide investors and Access Plans’ shareholders with information regarding its terms. It is not intended to provide any other factual information about Access Plans. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and Access Plans’ shareholders. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Access Plans and AHCP or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Access Plans’ public disclosures.

Safe Harbor Statement

This report contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: disruption from the proposed transaction making it more difficult to maintain Access Plans’ business and operational relationships; the possibility that the proposed transaction does not close, including, but not limited to, due to the failure to satisfy the closing conditions; changes in the competitive environment; changes in markets in which Access Plans conducts business; the impact of class actions and individual lawsuits, securities class actions and derivative actions; and the cost of resolution of other contingent liabilities and loss contingencies. Further information concerning Access Plans and its business, including factors that potentially could materially affect Access Plans’ financial results, is contained in Access Plans’ filings with the Securities and Exchange Commission (the “SEC”). See Access Plans’ Annual Reports on Form 10-K for the fiscal year September 30, 2011, Quarterly Report on Form 10-Q for the three months ended December 31, 2011 and other public filings with the SEC for a further discussion of these and other risks and uncertainties applicable to Access Plans’ businesses. Access Plans does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in its expectations, except as required by law.

Additional Information

You may obtain copies of all documents filed by Access Plans with the SEC, free of charge, at the SEC’s website (www.sec.gov), by accessing Access Plans’ website at www.accessplans.com under the heading “For Investors,” and then under “Investor Relations” and then under the link “SEC Filings, and from Access Plans by directing a request to Access Plans at Access Plans, Inc., 900 36th Avenue, N.W., Suite 105, Norman, Oklahoma 73072, Attention: Investor Relations.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

2.1	Stock Purchase Agreement, dated as of February 17, 2012, among Reliant Financial Group, LLC and Access Plans, Inc.*

*	The schedules to the Stock Purchase Agreement have been omitted from this report pursuant to Item 601(b)(2) of Regulation S-K. Access Plans will furnish copies of any such schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS PLANS, INC.
(Registrant)

Date: February 27, 2012	By:	/s/ Bradley W. Denison
		Name:	Bradley W. Denison
		Title:	Chief Operating Officer, Secretary and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated as of February 17, 2012, among Reliant Financial Group, LLC and Access Plans, Inc.

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